UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2019

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3676 (Commission File Number)	54-0649263 (IRS Employer Identification Number)

6348 Walker Lane
Alexandria, VA	22310
(Address of Principal Executive Offices)	(Zip Code)

(703) 960-4600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

VSE CORPORATION

Item 1.01 Entry into a Material Definitive Agreement

On January 10, 2019, VSE Aviation, Inc. (“VSE Aviation”), a wholly owned subsidiary of VSE Corporation (“VSE”), and VSE entered into a definitive Share Purchase Agreement (the “SPA”) to acquire two privately held aviation supply chain management companies, 1st Choice Aerospace Inc., a Florida corporation, and 1st Choice Aerospace Inc., an Ohio corporation, (collectively referred to herein as the “Companies”), by acquiring all of their outstanding common stock (the “Acquisition”). The Companies, with operations in Florida and Kentucky, are providers of component maintenance, repair and overhaul (MRO) services for new generation and legacy commercial aircraft families. The Companies have approximately 200 employees.

The other parties to the SPA are (a) the Companies’ shareholders, being Jose B. Sardinas, Jr., as Trustee of the Revocable Trust Agreement of Jose B. Sardinas, Jr., dated May 19, 2015, Mario Catalano, as Trustee of the Revocable Trust Agreement of Mario Catalano, dated November 20, 2014, Carolyn M. Jang Yeazel, Octavio A. Silva and Michael A. Barcey (collectively, “Sellers”), and (b) Mario Catalano as Sellers’ Representative.

The SPA provides that, subject to the terms and conditions therein, VSE Aviation will acquire from Sellers all of the Companies’ outstanding common stock for an initial purchase price of $112 million payable in cash at the closing of the Acquisition (the “Closing”).  After the Closing, VSE will be required to make additional purchase price payments consisting of up to $40 million, if certain “gross profit” (as defined in the SPA) financial targets are satisfied by the Companies on a combined basis during 2019 and 2020. After the Closing, the  purchase price will be subject to certain other adjustments pursuant to the SPA, including in respect of the Companies' combined net closing working capital.

The foregoing description of the Acquisition does not purport to be complete, and is qualified in its entirety by reference to the full text of the SPA, a copy of which is attached as Exhibit 2.1 to this Current Report.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 10, 2019, VSE Aviation consummated the Acquisition pursuant to the SPA described in Item 1.01 above, with funding from VSE’s existing bank revolving loan. Pursuant to the SPA, approximately $1.1 million of the $112 million purchase price paid at Closing was deposited with an escrow agent to hold and disburse pursuant to an escrow agreement, in connection with indemnification claims of VSE Aviation that may arise under the SPA against Sellers. As part of the Acquisition, VSE Aviation retained the Companies’ senior management team pursuant to employment agreements.

Item 7.01 Regulation FD Disclosure

On January 10, 2019, VSE issued a press release that announced VSE's signing of and Closing under the SPA described in Items 1.01 and 2.01 above.  The press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The financial information required by this Item 9.01(a) has not been included with the filing and will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after January 16, 2019.

(b)	Pro Forma Financial Information

The financial information required by this Item 9.01(b) has not been included with the filing and will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after January16, 2019.

(d)	Exhibit
Number
2.1*
Share Purchase Agreement, dated as of January 10, 2019, by and among Jose B. Sardinas, Jr., as Trustee of the Revocable Trust Agreement of Jose B. Sardinas, Jr., dated May 19, 2015, and Individually, Mario Catalano, as Trustee of the Revocable Trust Agreement of Mario Catalano, dated November 20, 2014, and Individually, Carolyn M. Jang Yeazel, Octavio Emilio Silva, Michael A. Barcey, VSE Aviation, Inc., VSE Corporation and Sellers' Representative.

	99.1	Press release dated January 10, 2019 announcing "VSE Aviation, Inc., a subsidiary of VSE Corporation, Acquires 1st Choice Aerospace"
 *The Schedules and Exhibits to this Share Purchase Agreement (which Schedules and Exhibits are listed in the Table of Contents included in the Share Purchase Agreement as filed herewith) have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The registrant will furnish supplementary copies of such omitted Schedules and Exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date:	January 14, 2019	/s/ Thomas M. Kiernan
Thomas M. Kiernan
Vice President, General Counsel and Secretary